Exhibit 10.2

                                LOCK-UP AGREEMENT

                    ADVANCED COMMUNICATIONS TECHNOLOGIES, INC

         The undersigned hereby agrees that:

         For a period commencing on the date hereof and expiring one (1) year after the date hereof, he, she or it will not, directly or indirectly, without the prior written consent of Advanced Communications Technologies, Inc. (the "Company") issue, offer, agree or offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber of dispose of the securities of the Company set forth below issued to the undersigned on or about the date hereof, or any beneficial interest therein (collectively, the "Securities"), whether or not such Securities are eligible for sale under applicable federal and state securities laws, except pursuant to the volume limitations described in Rule 144 of the General Rules and Regulations under the Securities Act of 1933. The foregoing agreement shall not apply to any sale or transfer, or agreement to sell or transfer, in connection with any merger, consolidation, sale of control or similar transaction approved by the Company's Board of Directors. In addition, this Lock-Up Agreement shall terminate at such time as Cornell Capital Partners no longer holds debt of the Company or shares of the Company's preferred stock, if earlier.

      Securities to which this Lock-Up Agreement applies: ___________ shares of Common Stock.

                                          Dated: June __, 2005

                                          Signature:

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                                          Print Name:___________________________

                                          Address:______________________________

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